United States
Securities and Exchange Commission
Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 8, 2004

Kansas City Life Insurance Company
3520 Broadway
Kansas City, Missouri 64111-2565

Commission File No. 2-40764

IRS Number: 44-0308260

Telephone Number: (816) 753-7000

Item 8.01 - Other Events.

         Kansas City Life Insurance Company has announced the death of Joseph R. Bixby, Chairman of the Board. Bixby died at 10:15 a.m. on Monday, November 08, 2004, after a brief illness. He was 79.

Item 9.01 – Financial Statements and Exhibits.

         (c) Press Release of Kansas City Life Insurance Company dated as of November 8, 2004.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     KANSAS CITY LIFE INSURANCE COMPANY
                                                                   (Registrant)

                                                     By:/s/William A. Schalekamp
                                                           William A. Schalekamp
                                                           Senior Vice President,
                                                           General Counsel & Secretary
November 8, 2004
        (Date)

Exhibit (c) to Form 8-K

3520 Broadway, Kansas City, MO 64111	Contact: Alex Strautman, Director of Communications and
Public Information; (816) 753-7299, Extension 8825
For Immediate Release: November 8, 2004

Kansas City Life Announces Death of Chairman J. R. Bixby

         Kansas City, MO.,- Kansas City Life Insurance Company has announced the death of Joseph R. Bixby, Chairman of the Board. Mr. Bixby died at 10:15 a.m. on Monday, November 08, 2004, after a brief illness. He was 79.

         J. R. Bixby was elected chairman of the board of Kansas City Life in October 1972. He served as president of Kansas City Life from 1964 until 1990. He began his career at the company in 1941, at the age of 16, working as a clerk during summer vacation. After graduating from Wentworth Military Academy, Lexington, Mo., he attended the University of Missouri-Columbia and, during World War II, served in the U.S. Army Air Force from 1944 to 1946. Following his release from the armed services, Mr. Bixby became a full-time associate in Kansas City Life's training program. He joined the Agency Department in 1948. From 1950 to 1964, J. R. Bixby served in a variety of executive roles. He was named assistant secretary in 1950, vice president in 1955, joined the board of directors in 1957, and became administrative vice president in 1962.

         Mr. Bixby was involved with civic organizations across the state. He was a director of the American Royal Association and the Glasgow (Mo.) Savings Bank, honorary director of the Kansas City Crime Commission, past director of the Heart of America United Way Campaign, past trustee of the University of Kansas City (now the University of Missouri-Kansas City), past trustee of the Board of Trustees of Drury University, Springfield, Mo., past trustee of the

Cancer Research Center, Columbia, Mo. (now the Ellis Fischel Cancer Center at the University of Missouri-Columbia), and past member of the membership committee of the Chamber of Commerce of the United States. He was also a member of the Kansas City Civic Council, Kansas City Club, Vanguard Club, Veterans of Foreign Wars, Kansas City Country Club, and Kansas City River Club.

         Except for two years in the 1930s, family members of J. R. Bixby have headed Kansas City Life since the early 1900s. His grandfather, J. B. Reynolds, served as president from 1904 until 1937. His father, W. E. Bixby, Sr., was president from 1939 until April 1964, when J. R. Bixby became president.

         Joseph R. Bixby is survived by his wife, Margie Morris Vogel Bixby, daughters Kathryn Bixby-Haddad and Nancy Bixby-Hudson, step-son, Lee Marc Vogel, and nephews R. Philip Bixby and Walter E. "Web" Bixby III, and niece Ann I. Bixby. Nancy Bixby Hudson is a member of the board of directors of Kansas City Life. R. Philip Bixby is vice chairman, president, and chief executive officer of Kansas City Life and president of the Sunset Life Insurance Company of America subsidiary. Web Bixby is president of Old American Insurance Company, also a subsidiary of Kansas City Life.

         Private services are pending. In lieu of flowers, the family suggests contributions be made to the American Lung Association (the local chapter is located at 2400 Troost, Suite 4300, Kansas City, Mo. 64108) or the Heart of America Chapter of the Alzheimer's Association, 3846 West 75th Street, Prairie Village, Ks. 66208.

         Kansas City Life Insurance Company (NASDAQ: KCLI) was established in 1895 and is based in Kansas City, Missouri. The Company's primary business is providing financial protection through the sale of life insurance and annuities. The Company's revenues were $446 million in

2003, and assets and life insurance in force were $4.6 billion and $32.2 billion, respectively, as of December 31, 2003. The Company operates in 48 states and the District of Columbia. For further information, please refer to the Company's Form 10-Q at www.kclife.com.

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